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                                                                     EXHIBIT 10

                                   FAEGRE & BENSON
                      PROFESSIONAL LIMITED LIABILITY PARTNERSHIP
                                 2200 NORWEST CENTER
                               90 SOUTH SEVENTH STREET
                             MINNEAPOLIS, MINNESOTA 55402


Jundt Funds, Inc.
1550 Utica Avenue South, Suite 950
Minneapolis, Minnesota 55416

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form N-1A (File Nos:
33-99080 and 811-09128) (the "Registration Statement") which you have filed with the Securities and Exchange Commission for the purposes of registering Jundt Funds, Inc. (the "Company") as an open-end management investment company pursuant to the Investment Company Act of 1940, as amended, and of registering for sale by the Company an indefinite number of the Company's common shares, par value $.01 per share, pursuant to the Securities Act of 1933, as amended. This opinion relates solely to the Company's Series A common shares, Series B common shares and Series C common shares, and to the Class A, Class B, Class C and Class I shares, of each such series of common shares (collectively, the "Shares").


    We are familiar with the proceedings to date with respect to the proposed sale by the Company of the Shares, and have examined such records, documents and matters of law, and have satisfied ourselves as to such matters of fact, as we consider relevant for the purposes of this opinion.

    We are of the opinion that:

         (a) The Company is a legally organized corporation under Minnesota law; and

         (b) The Shares to be sold by the Company will be legally issued, fully paid and nonassessable, if and when issued and sold upon the terms and in the manner set forth in the Registration Statement.

    We consent to the reference to this firm under the caption "Counsel and Auditors" in the Statement of Additional Information contained in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

Dated:  December 12, 1997

                                       Very truly yours,

                                       /s/  Faegre & Benson LLP

                                       Faegre & Benson LLP